THIRD AMENDMENT TO
SECURITIES PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO SECURITIES PURCHASE AND SALE AGREEMENT (this “Third Amendment”) is entered into and effective as of this 21st day of July, 2010 (the “Effective Date”) by and among Central Energy, LLC (“Buyer”), Rio Vista Energy Partners, L.P. (the “Company”) and Penn Octane Corporation (“Seller”).  Buyer, the Company and Seller each a “Party” and collectively the “Parties”.

WHEREAS, the Parties have entered into that certain Securities Purchase and Sale Agreement Dated May 25, 2010 (the “Agreement”) which provided, inter alia, for (i) an aggregate Purchase Price of $4,000,000, (ii) payment of the Intercompany Note in an amount up to $1,600,000, and (iii) an Outside Date of July 1, 2010 for the Closing of the transactions contemplated by the SPA.

WHEREAS, the Parties entered into that certain Amendment to Securities Purchase and Sale Agreement dated July 1, 2010, whereby the Parties extended the Outside Date, and provided for Buyer to have the option to further extend the Outside Date.

WHEREAS, the Parties entered into that certain Second Amendment to Securities Purchase and Sale Agreement dated July 8, 2010, whereby the Parties, inter alia, (i) extended the Outside Date, (ii) increased the Common Unit Purchase Price by $100,000, (iii) increased the amount by which the Intercompany Note was potentially subject to adjustment, and (iv) provided that Buyer had the option to further extend the Outside Date by making the D&O Payment provided for therein.

WHEREAS, the Parties are entering into this Third Amendment to set out their agreement that in consideration for Buyer making the D&O Payment to Company no later than the close of business on August 10, 2010, the Outside Date shall be extended to October 31, 2010.

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           D&O Payment.  Buyer agrees to pay $150,000 to Company on or before the close of business on August 10, 2010, which Company agrees will be promptly applied to fund the Purchase of D&O Insurance for the GP for an additional year.  As further consideration for Buyer’s agreement to pay $150,000 to fund the Purchase of D&O Insurance, the Company shall deliver to Buyer 482,910 Common Units.

2.           Sale of Newly Issued Common Units.  The Parties hereby modify and amend Section 1(a) of the Agreement to read as follows:

Sale of Newly Issued Common Units.  Subject to the terms and conditions of this Agreement, the parties agree that on the Closing Date (i) the Company will issue and sell to Buyer 12,241,109 Newly Issued Common Units which when added to the 482,910 Common Units issued to Buyer in connection with the D&O Payment will represent not less than Eighty Percent (80%) of the Fully Diluted Common Units of the Company and (ii) Buyer will purchase such Newly Issued Common Units for the Common Unit Purchase Price (as defined below).

3.           Purchase Price. The Parties hereby modify and amend existing Section 1(c) of the Agreement to read as follows:

“Purchase Price.   The purchase price for the Newly Issued Common Units shall be Three Million Eight Hundred Sixty Four Thousand Seven Hundred Ninety One Dollars and No/100 ($3,864,791) (the “Common Unit Purchase Price”). The Common Unit Purchase Price to be paid by Buyer to the Company and any additional amounts contributed to the Company at Closing shall be held and utilized by the Company, to the extent necessary, to satisfy Buyer’s conditions to closing set out in Section 5(a)(ii) through (xii) hereof. The purchase price for the GP Interests shall be One Hundred Forty Seven Thousand Seven Hundred and Nine Dollars and No/100 ($147,709) (the “GP Interest Purchase Price”) which such amount shall be contributed by Seller to the GP and then by the GP to the Company simultaneously with the Closing (the Common Unit Purchase Price and the GP Interest Purchase Price, collectively, the “Purchase Price”)”

3.           The Closing.  The Parties hereby modify and amend existing Section 8(a) of the Agreement to read as follows:

“The Closing.  The Closing shall take place at the earliest possible date (the “Closing Date”) under this Agreement, but in any event not later than October 31, 2010 (as the same may be extended, the “Outside Date”) at the offices of counsel for Buyer, Sonnenschein Nath & Rosenthal, LLP, 2000 McKinney Ave., Suite 1900, Dallas, Texas 75201.  The date on which the Closing actually occurs shall be the Closing Date.”

4.           Confirmation.  The Parties hereby ratify, confirm, and adopt the Agreement, as amended hereby.  Except as modified hereby, the Agreement shall remain in full force and effect.

5.           Headings.  The headings in this Third Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Third Amendment.

6.           Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall be considered but one and the same document.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Third Amendment as of the first date written above

COMPANY:

Rio Vista Energy Partners, L.P.

By:	Rio Vista, GP LLC
its General Partner

By:
Ian T. Bothwell,
President and Chief Executive Officer

SELLER:

Penn Octane Corporation

By:
Name:	Ian T. Bothwell
Title:	Acting Chief Executive Officer and President

BUYER:

Central Energy, LLC

By:
Name:	Carter R. Montgomery
Title:	Managing Member

By:
Name:	Imad Anbouba
Title:	Managing Member